Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-138958, 333-141885, 333-149739, 333-158333 and 333-165619) and Form S-3 (No. 333-164594 and 333-165618) of Solta Medical, Inc. of our report dated March 30, 2009 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 16, 2011